UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

deltathree, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 12, 2014. At the meeting the following matters were submitted to a vote of the Company’s stockholders, and the results were as follows:

(1)  Seven directors were elected for a term of one year each, to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, as follows:

(i) Robert Stevanovski:	39,437,156 votes for, 93,239 votes withheld and 10,179,292 broker non-votes;
(ii) Anthony Cassara:	39,403,798 votes for, 126,597 votes withheld and 10,179,292 broker non-votes;
(iii) Lior Samuelson:	39,427,956 votes for, 102,439 votes withheld and 10,179,292 broker non-votes;
(iv) David Stevanovski:	39,402,607 votes for, 127,788 votes withheld and 10,179,292 broker non-votes;
(v) Colleen Jones:	39,463,106 votes for, 67,289 votes withheld and 10,179,292 broker non-votes;
(vi) J. Lyle Patrick:	39,473,006 votes for, 57,389 votes withheld and 10,179,292 broker non-votes; and
(vii) Donna Reeves-Collins:	39,455,106 votes for, 75,289 votes withheld and 10,179,292 broker non-votes.

(2) The advisory vote on the compensation of the Company’s named executive officers was approved by the following vote: 39,382,655 votes for; 72,025 votes against; 75,715 abstentions; and 10,179,292 broker non-votes.

(3) The advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers: 39,153,374 for 3 years; 21,331 for 2 years; 272,820 for 1 year; 79,870 abstentions; and 10,179,292 broker non-votes.

(4)  The ratification of the appointment of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, as the Company’s independent auditors for the fiscal year ending December 31, 2014, was approved by the following vote: 48,654,070 votes for; 1,024,207 votes against; and 31,410 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name:	Effi Baruch
Title:	Chief Executive Officer, President, Senior Vice President of Operations and Technology and Secretary

Dated: August 12, 2014